                                                                    Exhibit 5


                      FIRST AMENDMENT TO ALPINE PLEDGE AGREEMENT
                      ------------------------------------------


         FIRST AMENDMENT (this "Amendment"), dated as of June 11, 1997, among THE ALPINE GROUP, INC., a Delaware corporation (the "Pledgor"), and BANKERS TRUST COMPANY, as Collateral Agent (in such capacity, the "Collateral Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Alpine Pledge Agreement referred to below.


                                W I T N E S S E T H :
                                - - - - - - - - - -


         WHEREAS, Refraco, Inc. (the "Borrower"), the lenders from time to time party thereto (the "Banks") and Bankers Trust Company, as administrative agent, have entered into a Term Loan Agreement, dated as of April 15, 1997, providing for the making of loans as contemplated therein (as amended, modified or supplemented through the date hereof, the "Term Loan Agreement");

         WHEREAS, in connection with the initial execution of the Term Loan Agreement, the Pledgor entered into the Alpine Pledge Agreement, dated as of April 15, 1997 (as amended, modified or supplemented through the date hereof, the "Alpine Pledge Agreement"); and

         WHEREAS, the parties hereto wish to amend the Alpine Pledge Agreement as provided herein;

         NOW, THEREFORE, it is agreed:


I.  AMENDMENTS TO ALPINE PLEDGE AGREEMENT

         1. Section 2 of the Alpine Pledge Agreement is hereby amended by deleting clause (x) thereof and inserting the following new clause (x) in lieu thereof:

         "(x) all of the shares of capital stock of Superior Telecom Inc. ("Superior") owned by the Pledgor and from time to time on deposit with the Pledgee pursuant to this Agreement (it is understood that shares of capital stock of Superior shall be released by and/or deposited with the Pledgee from time to time pursuant to Section 12(d) of the Alpine Guaranty) and".

         2. Section 18 of the Pledge Agreement is hereby amended by deleting clause (c) thereof in its entirety and inserting the following new clauses (c) and (d) in lieu thereof:

         "(c) The Pledgee may release such of the Collateral as provided in
    Section 12(d) of the Alpine Guaranty.

         (d) At any time that the Pledgor desires that Collateral be released as provided in the foregoing Section 18(a), (b) or (c), it shall deliver to the Pledgee a certificate signed by an Authorized Officer of the Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 18 (a), (b) or (c)."


II. MISCELLANEOUS PROVISIONS.

         1. The Pledgor hereby reaffirms its obligations under the Alpine Pledge Agreement and the grant of security interests contemplated thereby.

         2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provisions of the Alpine Pledge Agreement.

         3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Pledgor and the Collateral Agent.

         4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         5. This Amendment shall become effective on the date (the "First Amendment Effective Date") when the Pledgor and the Collateral Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Collateral Agent.

         6. From and after the First Amendment Effective Date, all references in the Alpine Pledge Agreement and in the other Credit Documents to the Alpine

Pledge Agreement shall be deemed references to the Alpine Pledge Agreement as amended hereby.


                                     *    *    *

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                             THE ALPINE GROUP, INC.



                             By /s/ Bragi F. Schut
                               -----------------------------
                             Title: Executive Vice President


                             BANKERS TRUST COMPANY,
                             as Collateral Agent


                             By /s/ Gina S. Thompson
                               -----------------------------
                             Title: Vice President